As filed with the Securities and Exchange Commission on June 14, 2012

Registration No. 333-169661

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Post-Effective Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POKERTEK, INC.
(Exact name of registrant as specified in its charter)

North Carolina	61-1455265
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1150 Crews Road, Suite F
Matthews, North Carolina 28105
(704) 849-0860

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark D. Roberson
Chief Executive Officer
PokerTek, Inc.
1150 Crews Road, Suite F
Matthews, North Carolina 28105
(704) 849-0860

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Kenneth S. Rose, Esq.
Morse, Zelnick, Rose & Lander, LLP
405 Park Ave
Suite 1401
New York, NY  10022
(212) 838-5030

Approximate date of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (“Securities Act”) check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☑
(Do not check if a smaller reporting company)

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON A DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1, originally filed on April 3, 2012, amended by Amendment No. 1 to Post-Effective Amendment No. 1, filed April 27, 2012, Amendment No. 2 to Post-Effective Amendment No. 1 and this Amendment No. 3 to Post-Effective Amendment No. 1 (Post-Effective Amendment No. 1), to the registration statement on Form S-1, SEC File No. 333-169661 (the “Registration Statement”), of PokerTek, Inc. (the “Company”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement and the Prospectus included therein as originally declared effective by the Securities and Exchange Commission (’SEC’) on November 10, 2010, to include the information contained in the Company’s Annual Report (the “Annual Report”) on Form 10-K for the fiscal year ended December 31, 2011, filed March 27, 2012, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A filed on April 30, 2012,  the Company's Quarterly Report on Form 10-Q (“1st Quarter 10-Q”) for the quarter ended March 31, 2012, filed on May 11, 2012, as amended by Amendment No. 1 to the 1st Quarter 10-Q, filed on June 14, 2012, and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or proxy or information statements filed pursuant to Section 14 of the Exchange Act since the end of the fiscal year covered by the Annual Report as set forth in the section of the Prospectus contained in this Registration Statement entitled “Incorporation By Reference of Certain Documents.”

The information included in this Post-Effective Amendment No. 1 updates and supplements the Registration Statement and the Prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

I-1

The information in this prospectus is not complete and may be changed. The selling security holders may not sell the securities covered by this prospectus until the Post-Effective Amendment No. 1 of which this prospectus is a part filed with the SEC is declared effective. This prospectus is not an offer to sell and is not soliciting an offer to purchase the securities in any jurisdiction where such offer or sale is prohibited.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-169661

SUBJECT TO COMPLETION, DATED June 14, 2012

PROSPECTUS

POKERTEK, INC.

899,137 Shares of Common Stock

This is a prospectus (the “Prospectus”) relating to the resale from time to time by Lincoln Park Capital Fund, LLC (“LPC”) of up to 899,137 shares of the common stock, no par value (“Common Stock”), of PokerTek, Inc. (referred to herein as the “Registrant,” the “Company,” “PokerTek,” or “we,” “us,” or “our”). We have incorporated by reference into this Prospectus the information contained in our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2011.

Please refer to the sections of our prospectus, dated November 12, 2010, entitled “The Lincoln Park Capital Transaction,” and “The Selling Stockholders” for additional information. The prices at which LPC may sell the shares of Common Stock will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of the shares by the LPC.

Our Common Stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the NASDAQ Capital Market under the symbol “PTEK.”

Investing in our Common Stock involves certain risks. See “Risk Factors” beginning on page 4 of the Prospectus and page 6 of our Annual Report on Form 10-K for a discussion of these risks.

LPC is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is______, 2012.

PROSPECTUS SUMMARY

This Prospectus relates to the resale, from time to time, of up to 899,137 shares of our Common Stock by LPC. This Prospectus is part of Post-Effective Amendment No. 1, which updates the Registration Statement that was declared effective by the SEC on November 10, 2010, registering for resale up to 899,137 shares, as adjusted to reflect the 1-for-2.5 reverse stock split that we implemented on February 24, 2011, of our Common Stock by LPC by incorporating by reference certain reports filed by us under the Exchange Act including our Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 27, 2012, as amended by Form 10-K/A filed on April 30, 2012.

All share information in this Prospectus reflects a 1-for-2.5 reverse stock split that we implemented on February 24, 2011 pursuant to which we issued one new share of our Common Stock for every 2.5 shares of our Common Stock then outstanding.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information contained in documents that we file with them. We are incorporating by reference into this Prospectus the documents listed below (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K):

●	Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 27, 2012 (“Annual Report”);

●	Amendment No. 1 to our Annual Report on Form 10-K/A, filed on April 30, 2012;

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 11, 2012 (“1st Quarter 10-Q”);

●	Amendment No. 1 to our 1st Quarter 10-Q on Form 10-Q/A, filed on June 14, 2012; and

●	Current Reports on Form 8-K, filed on February 23, 2012, March 12, 2012, March 13, 2012, May 1, 2012 and May 9, 2012.

By incorporating by reference to our Annual Report, as amended to date (“our 2011 Annual Report”) we can disclose important information to you by referring you to our 2011 Annual Report, which is considered part of this Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this Prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

We post on our public website (www.pokertek.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as well as our definitive Proxy Statement as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this Prospectus. Copies of any of these documents may be obtained free of charge, upon written or oral request, through our website or by contacting Mark D. Roberson, our Chief Executive Officer, at PokerTek, Inc., 1150 Crews Road, Suite F, Matthews, NC 28105, or by phone at (704) 849-0860.

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding the Company at www.sec.gov.

You should rely only on the information contained in this Prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this Prospectus.

THE LINCOLN PARK CAPITAL TRANSACTION

On June 24, 2010, we executed and delivered a Purchase Agreement with LPC, pursuant to which we have the right to sell and LPC has the obligation to purchase, subject to the satisfaction of various conditions, up to $5.0 million worth of shares of our Common Stock, and a Registration Rights Agreement, pursuant to which we agreed to register for resale the shares to be sold to LPC under the Purchase Agreement. The Purchase Agreement was amended and restated on September 27, 2010.

Simultaneously with the execution and delivery of the Purchase Agreement and the Registration Rights Agreement on June 24, 2010, we issued 40,000 shares and warrants to purchase an additional 40,000 shares of our Common Stock to LPC in consideration of $100,000. The warrants have a term of five years and an exercise price of $2.75 per share. The warrants contain a call provision exercisable by us in the event shares of our Common Stock trade above $7.50 for 20 consecutive days.

Pursuant to the Purchase Agreement, during the 30-month period beginning on the effective date of the resale registration statement, which was November 10, 2010, we have the right to sell to LPC up to $50,000 worth of shares of our Common Stock every two business days. Under certain circumstances we may increase the amount of shares that we may sale at any one time or the frequency of those sales. No sales of our shares may occur under the Purchase Agreement if the purchase price for such shares, as determined under the Purchase Agreement, would be below $0.625 per share. The purchase price for the shares we put to LPC is based on the lower of the lowest sale price of a share of our Common Stock on the purchase date or the average of the three lowest closing sales prices during the 12-day period preceding the purchase date.

In consideration for entering into the Purchase Agreement, we issued to LPC 55,000 shares of our Common Stock as an initial commitment fee and agreed to issue an additional 72,000 shares of our Common Stock on a pro rata basis, based the value of the transaction relative to $5.0 million, as and when we exercised our right to sell shares under the Purchase Agreement, as an additional commitment fee.

We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day’s notice.

The 899,137 shares covered by this Prospectus include the following:

●	40,000 shares sold on June 24, 2010;
●	40,000 shares issuable upon exercise of the warrants sold on June 24, 2010;
●	55,000 initial commitment shares issued on June 24, 2010;
●	72,000 additional commitment shares issuable upon exercise of our put right over the term of the Purchase Agreement; and
●	692,137 shares to be sold under the Purchase Agreement.

Since June 24, 2010 we have sold and/or issued an aggregate of 613,320 shares of our Common Stock and warrants to purchase an additional 40,000 shares of our Common Stock to LPC under the Purchase Agreement for aggregate gross proceeds of $725,000.

As of June 12, 2012, we had 7,553,388 shares of our Common Stock issued and outstanding, of which 3,883,942 shares were held by non-affiliates. As of June 12, 2012, LPC beneficially owned 105,382 shares of our Common Stock, including 40,000 shares underlying warrants. If we exercised our right to sell all of the remaining shares covered by this Prospectus, LPC would beneficially own an aggregate of 351,199 shares of our Common Stock, or approximately 4.63% of all of the issued and outstanding shares of our Common Stock. In addition, based on our current market price of approximately $1.00, if we sold and/or issued all of the remaining unsold shares covered by this Prospectus, including the 40,000 shares underlying the warrants, we would receive aggregate gross proceeds of $293,001. In order to realize the maximum gross proceeds of $5.0 million allowable under the Purchase Agreement, we would have to sell the remaining unsold shares covered by this Prospectus for an average price of $22.76 per share.

PLAN OF DISTRIBUTION

The shares of Common Stock offered by this Prospectus are being offered by LPC, the selling shareholder. The Common Stock may be sold or distributed from time to time by LPC directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Common Stock offered by this Prospectus may be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents

●	“at the market” into an existing market for the Common Stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder and/or purchasers of the Common Stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

LPC is an “underwriter” within the meaning of the Securities Act.

Neither we nor LPC can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between LPC, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus. At the time a particular offer of shares is made, a Prospectus, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling shareholder, and any other required information.

We will pay all the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have also agreed to indemnify LPC and related persons against specified liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

LPC and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our Common Stock during the term of the Purchase Agreement.

We have advised LPC that while it is engaged in a distribution of the shares included in this Prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this Prospectus.

This offering will terminate on the date that all shares offered by this Prospectus have been sold by LPC.

Effect of Performance of the Purchase Agreement on Our Shareholders

This Prospectus covers 899,137 shares of our Common Stock, which may be sold by LPC from time to time. We are obligated to maintain the effectiveness of the registration statement of which this Prospectus is a part until all the shares covered hereby have either been sold or are salable under Rule 144 promulgated under the Securities Act. The number of shares ultimately offered for sale by LPC without restriction under this Prospectus depends upon the number of shares purchased by LPC under the Purchase Agreement. Under the Purchase Agreement, we have already sold or issued to LPC 613,320 shares of our Common Stock, not including the 40,000 shares underlying warrants. As of June 12, 2012, LPC had sold 547,938 of these shares.

The sale by LPC of a significant amount of shares registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. LPC may ultimately purchase all, some or none of the shares of our Common Stock covered by this Prospectus but not yet issued. After it has acquired such shares, it may sell all, some or none of such shares. Therefore, sales to LPC by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. However, we have the right to control the timing and amount of any sales of our shares to LPC and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Subject to approval by our Board of Directors, we have the right but not the obligation to sell up to $5.0 million worth of shares of Common Stock to LPC. In the event we want to sell more than the 899,137 shares covered by this Prospectus, we will be required to file a new registration statement and have it declared effective by the SEC. In addition, in the event that we decide to issue to LPC more than 19.99% of our outstanding shares of Common Stock as of June 24, 2010, we would first be required to seek shareholder approval in order to be in compliance with the NASDAQ Capital Market rules. The following table sets forth the amount of proceeds we would receive from LPC from the sale of remaining shares covered by this Prospectus at varying purchase prices:

Assumed Average Purchase Price		Number of Registered Shares Available for Purchase	Registered Pro Rata Commitment Shares Earned	Total Number of Additional Shares to be Issued if Full Purchase	Proceeds from the Future Sales of Shares to LPC Under the Purchase Agreement	Percentage of Outstanding Shares After Giving Effect to Future Issuance to LPC (1)

$0.625	(2)	183,001	1,681	184,682	$114,376	3.05%
$0.75		183,001	2,017	185,018	$137,251	3.05%
$1.00	(3)	183,001	2,689	185,690	$183,001	3.06%
$1.50		183,001	4,033	187,034	$274,502	3.09%
$2.00		183,001	5,378	188,379	$366,002	3.11%
$3.00		183,001	8,067	191,068	$549,003	3.15%
____________

(1)
The denominator is based on 7,553,388 shares outstanding as of June 12, 2012 plus the Total Number of Registered Shares to be Issued if Full Purchase. The numerator is the Total Number of Registered Shares to be Issued if Full Purchase.

(2)
Under the Purchase Agreement, we may not sell and LPC is not obligated to purchase any shares of our Common Stock in the event the purchase price for such shares, as determined under the Purchase Agreement, would be below $0.625.

(3)	Closing sale price of our shares on May 17, 2012.
______________________________

THE SELLING SHAREHOLDER

The following table presents information regarding the LPC as of June 12, 2012. LPC may sell all, some or none of the shares of Common Stock that it beneficially owns. Neither LPC nor any of its affiliates has held a position or office, or had any other material relationship, with us.

Selling Shareholder	Shares Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned	Shares to be Sold in the Offering Assuming The Company Issues All of the Remaining Unissued Shares Covered by this Prospectus	Percentage of Outstanding Shares Beneficially Owned After Offering
Lincoln Park Capital Fund, LLC (1)	105,382(2)	1.39%(3)	351,199(4)	0%

____________

(1)
Josh Scheinfeld and Jonathan Cope, the principals of LPC, are deemed to be beneficial owners of all of the shares of Common Stock owned by LPC. Messrs. Scheinfeld and Cope have shared voting and disposition power over the shares being offered under this Prospectus.

(2)	Includes 40,000 shares of Common Stock issuable upon exercise of warrants sold to LPC under the Purchase Agreement.

(3)	Based on 7,553,388 shares of Common Stock issued and outstanding as of June 12, 2012.

(4)	Includes (i) 40,000 shares of Common Stock issuable upon exercise of warrants sold to LPC under the Purchase Agreement and (ii) 62,816 additional commitment shares.

EXPERTS

McGladrey LLP, an independent registered public accounting firm, has audited our consolidated financial statements and schedule as of December 31, 2011 and 2010, included in our 2011 Annual Report, as set forth in their report, which is incorporated by reference in the Prospectus and elsewhere in the Registration Statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on McGladrey LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

We estimate that expenses payable by us in connection with the issuance and distribution of the shares of our Common Stock covered by this Registration Statement, including the expenses incurred and to be incurred in connection with preparing and filing Post-Effective Amendment No. 1, are as follows:

SEC registration fee	$117
NASDAQ Capital Market listing application fee	9,000
Legal fees and expenses	80,000
Accounting fees and expenses	35,000
Printing and engraving expenses	5,000
Miscellaneous	1,000

Total	$130,117*

*	Except for the SEC registration fee, all fees and expenses are estimates.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (1) a corporation must indemnify a director or officer who is wholly successful in his or her defense of a proceeding to which such person is a party because of his or her status as such, unless limited by the articles of incorporation, and (2) a corporation may indemnify a director or officer if he or she is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him or her, the corporation may not indemnify him or her. A director or officer of a corporation who is a party to a proceeding may also apply to the courts for indemnification, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

Our Amended and Restated Bylaws provide for the indemnification of any of our directors or officers against liabilities and litigation expenses arising out of his or her status as such, to the fullest extent permitted by law.

Our Restated Articles of Incorporation provide for the elimination of the personal liability of each of our directors to the fullest extent permitted by law.

We have entered into indemnification agreements with members of the Board of Directors and certain officers that provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred in any action or proceeding. We maintain directors’ and officers’ liability insurance for the benefit of its directors and certain of its officers.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act, and the SEC’s position with respect to the enforceability thereof.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On May 16, 2011, we and five of our officers and directors and private investors entered into Subscription Agreements providing for the issuance by us and the purchase by the investors of a total of 506,161 shares of our Common Stock for an aggregate purchase price of $648,440 in a transaction exempt from the registration requirements of the Securities Act, pursuant to Section 4(6) and Rule 506 of Regulation D promulgated under the Securities Act.

On June 24, 2010, we entered into a $5 million purchase agreement that was subsequently amended on September 27, 2010 (the “Purchase Agreement”), with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited-liability company. The Purchase Agreement, as amended, provides that we have the right over a 30-month period, or until May 10, 2013, to sell up to $5.0 million worth of shares of our Common Stock to LPC in the amount of $50,000, which amount may be increased under certain circumstances every two business days. The purchase price is determined based on the lesser of the lowest sale price on the purchase date or the average of the three lowest closing sale prices during the preceding 12 days. In consideration for entering into the agreement, we issued to LPC 55,000 shares of our Common Stock and may issue up to 72,000 additional shares of Common Stock on a pro rata basis only if and when we sell additional shares to LPC. Since June 24, 2010, we have sold to LPC pursuant to the Purchase Agreement an aggregate of 618,320 shares of our Common Stock and warrants to purchase an additional 40,000 shares of our Common Stock to LPC for aggregate gross proceeds of $725,000. The warrants have an exercise price of $2.75 per share and contain a call provision exercisable by us in the event our Common Stock trades above $7.50 per share for 20 consecutive days.

On April 7, 2010, we and four of our officers and directors and five private investors entered into Subscription Agreements providing for the issuance by us and the purchase by the investors of a total of 536,137 shares of our Common Stock for an aggregate purchase price of $260,000 in a transaction exempt from the registration requirements of the Securities Act, pursuant to Section 4(6) and Rule 506 of Regulation D promulgated under the Securities Act. The five private investors each received 10,000 Common Stock warrants at an exercise price of $1.00 for a total issuance of 50,000 Common Stock warrants.

On August 13, 2009, we entered into a Stock Purchase Agreement with ICP Electronics, Inc. pursuant to which we agreed to sell 565,000 shares of Common Stock to ICP Electronics. The shares of Common Stock that were sold were valued at a price of $0.85 per share and were exchanged with ICP Electronics for 191 Heads-Up Challenge units for immediate delivery. As of October 9, 2009, we sold an additional 120,000 shares of our Common Stock to ICP Electronics pursuant to the Stock Purchase Agreement dated August 13, 2009. The shares were valued at a price of $0.90 per share and were exchanged with ICP Electronics in payment for products and services. The shares were sold in reliance upon exemptions from registration under the Securities Act pursuant to Section 4(6) and Regulation S promulgated under the Securities Act.

On August 28, 2009, we completed a private placement for $500,000, issuing 686,090 shares. Lyle A. Berman, our Chairman, invested $250,000 to purchase 328,947 shares at $0.76, the consolidated closing bid price immediately preceding the transaction. A second investor invested $250,000 to purchase 357,143 shares at $0.70. The shares were sold in reliance upon exemptions from registration under the Securities Act pursuant to Section 4(6) and Rule 506 of Regulation D promulgated under the Securities Act.

On September 10, 2009, we entered into binding agreements with three debt holders to convert an aggregate of $1.2 million principal amount of loans into 1,445,784 shares of Common Stock, at a conversion price of $0.83 per share, which represented the consolidated closing bid price on the NASDAQ Capital Markets exchange as of the close of the trading day immediately preceding these transactions. Lyle A. Berman, James T. Crawford and Arthur L. Lomax, all members of our Board of Directors, agreed to participate in the debt conversion. Mr. Berman converted $500,000, Mr. Crawford converted $500,000 and Mr. Lomax converted $200,000 of outstanding loan principal to Common Stock, in a transaction that was exempt from the registration requirements of the Securities Act, pursuant to Section 3(a)(9) and Section 4(6).

ITEM 16. EXHIBITS.

The exhibits listed in the Exhibit Index to this Registration Statement are filed herewith or incorporated by reference to other filings.

ITEM 17. UNDERTAKINGS

(a)	We, the undersigned Registrant, hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
We hereby undertake that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing this Amendment No. 3 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-169661, and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Matthews, State of North Carolina, on this 13th day of June, 2012.

PokerTek, Inc.

By:	/s/ Mark D. Roberson
Mark D. Roberson Chief Executive Officer, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 13, 2012:

/s/ Mark D. Roberson
Mark D. Roberson Chief Executive Officer, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Lyle A. Berman*	/s/ Gehrig H. White*
Lyle A. Berman Chairman of the Board of Directors	Gehrig H. White Vice Chairman of the Board of Directors

/s/ James T. Crawford, III*	/s/ Joseph J. Lahti*
James T. Crawford, III President and Director	Joseph J. Lahti Director

/s/ Arthur L. Lomax*
Arthur L. Lomax Director

*By: /s/ Mark D. Roberson
Mark D. Roberson Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1 filed on August 4, 2005 (No. 333-127181)).

3.2	Bylaws (as amended and restated through July 29, 2005) (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1 filed on August 4, 2005 (No. 333-127181)).

4.1	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to our Registration Statement on Form S-1 filed on October 5, 2005 (No. 333-127181)).

5.1	Opinion of Martin & Pritchett, P.A. with respect to the legality of the shares of Common Stock being registered (previously filed).

10.1
Trademark Assignment Agreement among PokerTek, Inc., James T. Crawford and Gehrig H. White, effective July 13, 2005 (incorporated by reference to Exhibit 10.5 to our Registration Statement on Form S-1 filed on August 4, 2005 (No. 333-127181)).

10.2	PokerTek, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 99 to our Registration Statement on Form S-8 filed on June 6, 2007 (No. 333-143552)).*

10.3
Form of Employee Incentive Stock Option Agreement for PokerTek, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to our Form 10-Q for the quarterly period ending June 30, 2007 filed on August 14, 2007).*

10.4
Form of Employee Nonqualified Stock Option Agreement for PokerTek, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to our Form 10-Q for the quarterly period ending June 30, 2007 filed on August 14, 2007).*

10.5
Form of Director Nonqualified Stock Option Agreement for PokerTek, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to our Form 10-Q for the quarterly period ending June 30, 2007 filed on August 14, 2007).*

10.6
Form of Independent Contractor Nonqualified Stock Option Agreement for PokerTek, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to our Form 10-Q for the quarterly period ending June 30, 2007 filed on August 14, 2007).*

10.7
Form of Restricted Stock Award Agreement for PokerTek, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to our Form 10-Q for the quarterly period ending June 30, 2007 filed on August 14, 2007).*

10.8	PokerTek, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to our Registration Statement on Form S-1 filed on August 4, 2005 (No. 333-127181)).*

10.9
Form of Stock Option Agreement for PokerTek, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to our Registration Statement on Form S-1 filed on September 13, 2005 (No. 333-127181)).*

10.10	Form of Non-Employee Director Stock Option Agreement for PokerTek, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 99.2 to our Current Report on Form 8-K filed on March 6, 2006).*

10.11
PokerTek, Inc. 2004 Stock Incentive Plan (as amended and restated through July 29, 2005) (incorporated by reference to Exhibit 10.8 to our Registration Statement on Form S-1 filed on August 4, 2005 (No. 333-127181)).*

10.12	Form of Stock Option Agreement for 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to our Registration Statement on Form S-1 filed on August 4, 2005 (No. 333-127181)).*

10.13
Note Purchase Agreement by and between PokerTek, Inc. and Lyle A. Berman, James T. Crawford, Arthur L. Lomax and Gehrig H. White, dated March 24, 2008 (incorporated by reference to Exhibit 10.4 to our Form 10-Q for the quarterly ended March 31, 2008 filed on May 15, 2008).

10.14
Loan and Security Agreement, effective July 25, 2008, between PokerTek, Inc. and Silicon Valley Bank (incorporated by reference to Exhibit 10.1 to our Form 10-Q for the quarterly period ended June 30, 2008 filed August 14, 2008).

10.15
Export-Import Bank Loan and Security Agreement, dated July 25, 2008, between PokerTek, Inc. and Silicon Valley Bank (incorporated by reference to Exhibit 10.2 to our Form 10-Q for the quarterly period ended June 30, 2008 filed August 14, 2008).

10.16
Borrower Agreement, dated July 25, 2008, made and entered into by PokerTek, Inc. in favor of the Export-Import Bank of the United States and Silicon Valley Bank (incorporated by reference to Exhibit 10.3 to our Form 10-Q for the quarterly period ended June 30, 2008 filed on August 14, 2008).

10.17
First Amendment to Loan and Security Agreement, dated December 23, 2008, between PokerTek, Inc. and Silicon Valley Bank (incorporated by reference to Exhibit 10.1 to our Form 10-Q for the quarterly period ended March 31, 2009 filed on May 14, 2009).

10.18
First Amendment to Export-Import Bank Loan and Security Agreement, dated December 23, 2008, between PokerTek, Inc. and Silicon Valley Bank (incorporated by reference to Exhibit 10.2 to our Form 10-Q for the quarterly period ended March 31, 2009 filed on May 14, 2009).

10.19
Second Amendment to Loan and Security Agreement, dated July 23, 2009, between PokerTek, Inc. and Silicon Valley Bank (incorporated by reference to Exhibit 10.1 to our Form 10-Q for the quarterly period ended June 30, 2009 filed on August 14, 2009).

10.20
Second Amendment to Export-Import Bank Loan and Security Agreement, dated July 23, 2009, between PokerTek, Inc. and Silicon Valley Bank (incorporated by reference to Exhibit 10.2 to our Form 10-Q for the quarterly period ended June 30, 2009 filed on August 14, 2009).

10.21
Indemnification Agreement, dated July 15, 2009, between PokerTek, Inc. and Joseph J. Lahti (incorporated by reference to Exhibit 10.7 to our Form 10-Q for the quarterly period ended June 30, 2009 filed on August 14, 2009).

10.22
Indemnification Agreement, dated July 15, 2009, between PokerTek, Inc. and Arthur L. Lomax (incorporated by reference to Exhibit 10.8 to our Form 10-Q for the quarterly period ended June 30, 2009 filed on August 14, 2009).

10.23
Indemnification Agreement, dated July 15, 2009, between PokerTek, Inc. and James T. Crawford (incorporated by reference to Exhibit 10.9 to our Form 10-Q for the quarterly period ended June 30, 2009 filed on August 14, 2009).

10.24
Indemnification Agreement, dated July 15, 2009, between PokerTek, Inc. and Gehrig H. White (incorporated by reference to Exhibit 10.10 to our Form 10-Q for the quarterly period ended June 30, 2009 filed on August 14, 2009).

10.25
Indemnification Agreement, dated July 15, 2009, between PokerTek, Inc. and Mark D. Roberson (incorporated by reference to Exhibit 10.11 to our Form 10-Q for the quarterly period ended June 30, 2009 filed on August 14, 2009).

10.26
Amendment No. 1 to a $2.0 million Secured Promissory Note between PokerTek, Inc. and Lyle A. Berman, Gehrig H. White, James T. Crawford, and Arthur L. Lomax, effective as of July 9, 2009 (incorporated by reference to Exhibit 10.14 to our Form 10-Q for the quarterly period ended June 30, 2009 filed on August 14, 2009).

10.27
Amendment No. 2 to Secured Promissory Note and Amendment No. 1 to Note Purchase Agreement and Security Agreement, dated September 10, 2009(incorporated by reference to Exhibit 10.2 to our Form 10-Q for the quarterly period ended September 30, 2009 filed on November 13, 2009).

10.28	PokerTek, Inc. 2009 Stock Incentive Plan (incorporated by reference to Appendix A to our Definitive Schedule 14A filed on August 7, 2009).*

10.29	Third Amendment to Loan and Security Agreement, dated August 27, 2010, between us and Silicon Valley Bank (incorporated by reference to Exhibit 10.2 from our Form 10-Q filed on November 15, 2010).

10.30
Amended and Restated Purchase Agreement dated as of September 27, 2010, by and between us and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 from our Form 8-K filed on September 28, 2010).

10.31	Amendment to the PokerTek, Inc. 2009 Stock Incentive Plan effective as of June 2, 2011 (incorporated by reference to Appendix A to our Definitive Schedule 14A filed on April 29, 2011).*

10.32	Loan Modification Agreement, dated June 2, 2011, by and among us and our founders (incorporated by reference to Exhibit 10.1 from our Form 8-K filed on June 7, 2011).

10.33	Employment Agreement, dated June 2, 2011, between us and Mark D. Roberson(incorporated by reference to Exhibit 10.2 from our Form 8-K filed on June 7, 2011).*

10.34	Employment Agreement, dated June 2, 2011, between us and James T. Crawford (incorporated by reference to Exhibit 10.3 from our Form 8-K filed on June 7, 2011).*

10.35	Office/Warehouse Lease Amendment No. 2 between us and Crawford White Investments, LLC dated August 11, 2011 (incorporated by reference to Exhibit 10.1 from our Form 10-Q filed on August 8, 2011).

10.36	Fifth Amendment to the Loan and Security Agreement between us and Silicon Valley Bank (incorporated by reference to Exhibit 10.1 from our Form 8-K filed on November 14, 2011).

10.37	Sixth Amendment to the Loan and Security Agreement between us and Silicon Valley Bank (incorporated by reference to Exhibit 10.1 from our Form 8-K filed on February 23, 2011).

10.38
Form of Employee Incentive Stock Option Agreement for the PokerTek, Inc. 2009 Stock Incentive Plan(incorporated by reference to Exhibit 10.38 from our Annual Report on Form 10-K filed on March 27, 2012).*

10.39
Form of Employee Nonqualified Stock Option Agreement for the PokerTek, Inc. 2009 Stock Incentive Plan(incorporated by reference to Exhibit 10.39 from our Annual Report on Form 10-K filed on March 27, 2012).*

10.40
Form of Director Nonqualified Stock Option Agreement for the PokerTek, Inc. 2009 Stock Incentive Plan(incorporated by reference to Exhibit 10.40 from our Annual Report on Form 10-K filed on March 27, 2012).*

10.41
Form of Independent Contractor Nonqualified Stock Option Agreement for the PokerTek, Inc. 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.41 from our Annual Report on Form 10-K filed on March 27, 2012).*

10.42	Form of Restricted Stock Award Agreement for the PokerTek, Inc. 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.42 from our Annual Report on Form 10-K filed on March 27, 2012).*

21	List of Subsidiaries (incorporated by reference to Exhibit 21 to our Form 10-K for year ended December 31, 2011 filed on March 27, 2012).

23.1	Consent of McGladrey LLP (filed herewith).

23.2	Consent of Martin & Pritchett, P.A. (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (previously filed).

*	Compensatory plan or arrangement or management contract

Our SEC file number reference for documents filed with the SEC pursuant to the Exchange Act is 000-51572.